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                                                                     Exhibit 1.3


                                                                  NUMBER: 556953

[BRITISH COLUMBIA LOGO]
      BRITISH
      COLUMBIA



                                   CERTIFICATE
                                       OF
                                 CHANGE OF NAME
                                   COMPANY ACT

                              I HEREBY CERTIFY that
                          MINERA CORTEZ RESOURCES LTD.

                        has this day changed its name to
                            WESTERN WIND ENERGY CORP.


               ISSUED under my hand at Victoria, British Columbia
                              on February 15, 2002


[SEAL]

                           /s/ John S. Powell
                           ---------------------------------
                           JOHN S. POWELL
                           Registrar of Companies
                           PROVINCE OF BRITISH COLUMBIA
                                     CANADA